Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Graham Holdings Company of our report dated February 24, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Graham Holdings Company's Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers LLP
Washington, District of Columbia
December 14, 2023